SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest	Commission File Number 000-26076
event reported) May 31, 2005

SINCLAIR BROADCAST GROUP, INC.

(Exact name of registrant)

Maryland	52-1494660
(State of organization)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road

Cockeysville, MD  21030

(Address of principal executive offices and zip code)

(410) 568-1500

(Registrant’s telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SINCLAIR BROADCAST GROUP, INC.

Item 1.01 Entry into a Material Definitive Agreement.

On May 31, 2005, Sinclair Broadcast Group, Inc. (the “Company”) entered into an agreement with Auto Properties LLC, an affiliate of Atlantic Automotive Corporation (“Atlantic Automotive,” formerly Summa Holdings, Ltd.), pursuant to which the Company has agreed to sell its 17.5% equity interest in Atlantic Automotive for approximately $21.5 million in cash (representing the fair value of the equity investment), plus any accrued and unpaid dividends.  The transaction was approved by the independent members of the Board of Directors.  David D. Smith, the Company’s President, Chief Executive Officer and Director, has a controlling interest in Atlantic Automotive Corporation and a 50% interest in Auto Properties LLC.  Mr. Smith was not a participant in the decision to sell the Company’s equity interest in Atlantic Automotive.  The sale is expected to close in the next ninety days, although there can be no assurance that this will occur.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

	By:	/s/ David R. Bochenek
	Name:	David R. Bochenek
	Title:	Chief Accounting Officer

Dated: June 6, 2005